UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2013

FIRST PACTRUST BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35522	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on August 21, 2012, First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Beach Business Bank, a California corporation, state-chartered bank and wholly-owned subsidiary of the Company (“Beach”), and The Private Bank of California, a California corporation and state-chartered bank (“PBOC”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, PBOC will merge with and into Beach (the “Merger”), with Beach continuing as the surviving company in the Merger. The Merger is subject to certain closing conditions, including, among others, the receipt of regulatory approvals.

Attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference, are (i) the audited financial statements of PBOC for the fiscal years ended, and as of, December 31, 2011 and December 31, 2010 and (ii) the audited financial statements of PBOC for the fiscal year ended, and as of, December 31, 2012.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the Commission. Risks and uncertainties related to the Company and PBOC include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (2) the outcome of any legal proceedings that may be instituted against the Company or PBOC; (3) the inability to complete the transactions contemplated by the definitive agreement due to the failure to satisfy conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction, or the recently completed Gateway Business Bank and Beach Business Bank acquisitions, may disrupt current plans and operations, and the potential difficulties in employee retention as a result of those transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of McGladrey LLP

99.1	Audited financial statements of The Private Bank of California for the years ended December 31, 2011 and 2010

99.2	Audited financial statements of The Private Bank of California for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

By:	/s/ Ronald J. Nicolas, Jr.
Name: Ronald J. Nicolas, Jr.
Title:	Executive Vice President and Chief Financial Officer

Dated: April 10, 2013

Exhibit Number	Description

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of McGladrey LLP

99.1	Audited financial statements of The Private Bank of California for the years ended December 31, 2011 and 2010

99.2	Audited financial statements of The Private Bank of California for the year ended December 31, 2012